UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012 (March 8, 2012)

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 W. 28th Street

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 12, 2012, Vringo, Inc., a Delaware corporation (“Vringo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VIP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Vringo (“Merger Sub”), and Innovate/Protect, Inc., a Delaware corporation (“Innovate/Protect”), pursuant to which Innovate/Protect will merge with and into Merger Sub, with Merger Sub being the surviving corporation (the “Surviving Corporation”) through an exchange of capital stock of Innovate/Protect for capital stock of Vringo (the “Merger”).

Upon completion of the Merger, (i) each share of then-outstanding common stock of Innovate/Protect, par value $0.0001 per share (“Innovate/Protect Common Stock”) (other than shares held by Vringo, Innovate/Protect or any of their respective subsidiaries, which will be cancelled at the completion of the Merger) will be automatically converted into the right to receive the number of shares of Vringo common stock, par value $0.01 per share (“Vringo Common Stock”) equal to the Common Stock Exchange Ratio (as defined below) and (ii) each share of then-outstanding Series A Convertible Preferred Stock of Innovate/Protect, par value $0.0001 per share (total 6,968 shares outstanding) (“Innovate/Protect Series A Stock” and together with the Innovate/Protect Common Stock, “Innovate/Protect Capital Stock”) (other than shares held by Vringo, Innovate/Protect or any of their respective subsidiaries, which will be cancelled at the completion of the Merger) will be automatically converted into the right to receive the same number of shares of Vringo Series A Convertible Preferred Stock (“Vringo Preferred Stock”), which 6,968 shares shall be convertible into an aggregate of 21,026,637 shares of Vringo Common Stock. The Common Stock Exchange Ratio initially is 3.0176, subject to adjustment as set forth in the Merger Agreement. In addition, at the effective time of the Merger, Vringo will issue to the holders of Innovate/Protect Capital Stock and the holder of Innovate/Protect’s issued and outstanding warrant (on a pro rata as-converted basis) an aggregate of 15,959,838 warrants to purchase an aggregate of 15,959,838 shares of Vringo Common Stock with an exercise price of $1.76 per share. The issued and outstanding warrant to purchase Innovate/Protect Common Stock shall be exchanged for 250,000 shares of Vringo common stock and 850,000 warrants to purchase 850,000 shares of Vringo Common Stock with an exercise price of $1.76 per share.

The Vringo Preferred Stock will have the powers, designations, preferences and other rights as will be set forth in a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to be filed by Vringo prior to closing, which rights include, among other things, a liquidation preference of $6,968,000 and the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis. The Vringo Preferred Stock will be non-voting. Vringo may not create a class of capital stock senior or pari passu to the Vringo Preferred Stock. The Vringo Preferred Stock shall be convertible into an aggregate of 21,026,637 shares of Vringo Common Stock (subject to a provision that restricts conversion in the event the holder will acquire more than 9.99% of Vringo Common Stock after such conversion but shall be non-voting, except as required by law and in certain defined instances, including a change of control. In addition, except for certain excluded issuances, the Vringo Preferred Stock will be adjusted for issuances below the initial conversion price (as adjusted for stock splits, stock dividends and similar events) until the date Vringo Common Stock has traded an aggregate of 100,000,000 shares at above $3.00 per share (as adjusted for stock splits, stock dividends and similar events). On a change of control, except for a change of control where the holder receives all publicly traded stock, the holder of the Vringo Preferred Stock will be able to require Vringo to redeem the shares of Vringo Preferred Stock. The Vringo Preferred Stock also contains a covenant prohibiting Vringo, for a period of 18 months following the closing, from incurring indebtedness senior to the Vringo Preferred Stock in excess of $6 million (in the aggregate, including the then outstanding principal amount of existing Innovate/Protect indebtedness); provided, that, this covenant shall not apply to indebtedness secured by assets of Vringo acquired after the closing in which the lender expressly subordinates to the holder of the Vringo Preferred Stock. The holder of the Vringo Preferred Stock shall be indemnified against losses due to a buy-in following a conversion failure and Vringo shall pay the holders of the Vringo Preferred Stock a penalty of one-quarter of one percent (0.25%) for each full 15 day period during which Vringo's Common Stock is suspended from trading or if the Vringo Common Stock is delisted.

No fractional shares of Vringo Common Stock or Vringo Preferred Stock will be issued in connection with the Merger. Instead, each Innovate/Protect stockholder who would be otherwise entitled to receive a fractional share will receive from Vringo, in lieu thereof, the next highest whole number shares of Vringo Common Stock or Vringo Preferred Stock, as applicable.

At the effective time of the Merger, each outstanding and unexercised option to purchase Innovate/Protect Common Stock (each a “Innovate/Protect Stock Option”), whether vested or unvested will be converted into and become an option to purchase Vringo Common Stock and Vringo will assume such Innovate/Protect Stock Option in accordance with the terms of the Innovate/Protect 2011 Equity Incentive Plan. After the effective time of the Merger, (a) each Innovate/Protect Stock Option assumed by Vringo may be exercised solely for shares of Vringo Common Stock and (b) the number of shares of Vringo Common Stock and the exercise price subject to each Innovate/Protect Stock Option assumed by Vringo shall be determined by the Common Stock Exchange Ratio.

Immediately following the completion of the Merger, the former stockholders of Innovate/Protect are expected to own approximately 55.41% of the outstanding common stock of the combined company and the current stockholders of Vringo are expected to own approximately 44.59% of the outstanding common stock of the combined company (without taking into account any shares of Vringo common stock held by Innovate/Protect stockholders prior to the completion of the Merger and without giving effect to shares of Vringo Common Stock issuable upon conversion of the Vringo Preferred Stock or the exercise of warrants and options).

The Merger Agreement contains customary representations and warranties of each of Vringo and Innovate/Protect (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules exchanged by the parties), as applicable, relating to, among other things, (a) organization and qualification; (b) subsidiaries; (c) capital structure; (d) authorization, performance and enforceability of the Merger Agreement; (e) board approval and required vote; (f) financial statements; (g) absence of undisclosed liabilities and minimum cash; (h) absence of changes or events; (i) agreements, contracts and commitments; (j) material permits; (k) employee and employee benefit plans; (l) taxes; (m) tangible assets; (n) insurance; (o) intellectual property; (p) interested party transactions; (q) brokers; and (r) information related to the Proxy Statement (as defined below).

Subject to certain exceptions described below, prior to the completion of the Merger or the earlier termination of the Merger Agreement, each of Vringo and Innovate/Protect has agreed that it will not, and it will not authorize or permit its subsidiaries and/or their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives to directly or indirectly: (a) solicit, initiate, induce or take any action to facilitate, encourage, solicit, initiate or induce any action relating to, or the submission any Innovate/Protect Acquisition Proposal (as defined below) or Vringo Acquisition Proposal (as defined below), as the case may be; (b) enter into, participate or engage in discussions or negotiations in any way with any person concerning any Innovate/Protect Acquisition Proposal or Vringo Acquisition Proposal, as the case may be; (c) furnish to any person (other than the other party) any information relating to the other party or its subsidiaries or afford to any person (other than the other party) access to the business, properties, assets, books, records or other information, or to any personnel of either party or its subsidiaries, with the intent to induce or solicit the making, submission or announcement of, or the intent to encourage or assist, an Innovate/Protect Acquisition Proposal or Vringo Acquisition Proposal, as the case may be or the making of any proposal that would reasonably be expected to lead to an Innovate/Protect Acquisition Proposal or Vringo Acquisition Proposal, as the case may be; (d) approve, enforce or recommend an Innovate/Protect Acquisition Proposal or Vringo Acquisition Proposal, as the case may be; (e) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or other similar instrument or contract relating to an Innovate/Protect Acquisition Proposal or a Vringo Acquisition Proposal, as the case may be, or requiring either party to abandon or terminate the Merger Agreement; or (f) grant any approval pursuant to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law to any person or transaction (other than the Merger) or waiver or release any standstill or similar agreement with respect to the equity securities of either party. “Company Acquisition Proposal” means, in summary any offer, proposal, discussions, negotiations by any person in a transaction or series of related transactions relating to issuance, sale or other disposition of securities representing 20% or more of the voting power or economic interests of Innovate/Protect or its subsidiaries. “Parent Acquisition Proposal” means any offer, proposal, discussions, negotiations by any person in a transaction or series of related transactions relating to issuance, sale or other disposition of securities representing 20% or more of the voting power or economic interests of Vringo or its subsidiaries. Notwithstanding the foregoing, in the event that either Innovate/Protect or Vringo receives an Innovate/Protect Acquisition Proposal or a Vringo Acquisition Proposal, the board of directors of each company may under certain circumstances change its recommendation for approval of the Merger if, after reviewing with outside counsel, either board determines that such Innovate/Protect Acquisition Proposal or Vringo Acquisition Proposal, as the case may be, is a superior proposal or an event, development or change in circumstances that occurs or arises following the date of the Merger Agreement, and/or the failure to effect a board recommendation change would be inconsistent with such company’s board of directors’ fiduciary duties to its stockholders.

The Merger Agreement contains certain other agreements of the parties including, among other things, that (a) Vringo will prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) containing a proxy statement (the “Proxy Statement”) for the vote of the Vringo stockholders to approve the Merger; (b) Vringo will take all action necessary to hold a special meeting of its stockholders to vote on the Merger; (c) each party will allow reasonable access to their books and records until the closing of the Merger; (d) each party will maintain in confidence any non-public information received from the other party; (e) individuals who are employed on a full time basis by Innovate/Protect at the time of the Merger will remain employees of the Surviving Corporation; (f) Vringo will use its reasonable best efforts to cause the shares of Vringo Common Stock to be issued pursuant to the Merger to be approved for listing on the NYSE Amex; (g) each party will continue to indemnify its own present and former directors and officers; (h) the parties will take all action to appoint certain individuals to serve on the board of directors of Vringo and as officers of Vringo; and (i) Innovate/Protect will use is commercially reasonable efforts to receive all necessary consents required to disclose to Vringo the terms and conditions of certain agreements.

The obligations of each of Vringo and Innovate/Protect to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among other things, (a) the stockholders of each of Vringo and Innovate/Protect have approved the Merger and the Merger Agreement; (b) the Registration Statement has become effective; (c) the shares of Vringo Common Stock shall have been approved for listing on the NYSE Amex; (d) Vringo or Innovate/Protect, as applicable, shall have entered into certain agreements amending and restating the existing indebtedness of Innovate/Protect; (e) the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects; (f) the other party shall have performed or complied in all material respects with all agreements and covenants under the Merger Agreement; (g) the receipt of all necessary consents or approvals, including the approval of Innovate/Protect’s majority stockholder, Hudson Bay Master Fund Ltd. (which is also the holder (i) of a warrant to purchase 250,000 shares of Innovate/Protect Common Stock and (ii) a secured promissory note from Innovate/Protect in the original principal amount of $3,200,000); (h) the absence of a Material Adverse Effect (as defined in the Merger Agreement); (i) Vringo shall have received written resignations from all of the directors and officers of Innovate/Protect and its subsidiaries and (j) a letter agreement between Vringo and Hudson Bay, providing for, among other things, restrictions on the number of shares of Vringo Common Stock that Hudson Bay may sell and a right of Hudson Bay to participate in up to 25% of certain offerings conducted by Vringo, shall be effective at closing.

The closing of the Merger will take place no later than the second business day after the satisfaction or waiver of the conditions to the completion of the Merger contained in the Merger Agreement, other than the conditions which by their terms can be satisfied only as of the closing of the Merger. The completion of the Merger will occur at the time that the parties file a certificate of merger with the Secretary of State of the State of Delaware on the closing date or on such later date as Vringo, Merger Sub and Innovate/Protect mutually agree (and set forth in the certificate of merger). Since the completion of the Merger is subject to the satisfaction of other conditions, Vringo and Innovate/Protect cannot predict the exact time at which the Merger will become effective.

The Merger Agreement may be terminated at any time prior to the closing of the Merger, as follows: (a) by mutual written consent of Vringo, Merger Sub and Innovate/Protect; (b) by either Vringo or Innovate/Protect if the closing has not occurred on or before September 30, 2012; (c) by either Vringo or Innovate/Protect if any law enacted by a governmental authority prohibits the consummation of the Merger, or any governmental authority has issued an order or taken any other action which restrains, enjoins or otherwise prohibits the Merger; (d) by either Vringo or Innovate/Protect if the other party’s stockholders do not approve the Merger, unless the failure to obtain approval is attributable to a failure on the part of such party seeking to terminate the Agreement; (e) by Vringo if (i) the Innovate/Protect’s board of directors changes its recommendation for approval of the Merger, (ii) the board of directors of Innovate/Protect or any authorized committee has failed to present or recommend the approval of the Merger Agreement and the Merger to the stockholders, (iii) Innovate/Protect shall have entered or caused itself or its subsidiaries to enter, into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement or other similar agreement related to any Innovate/Protect Acquisition Proposal or (iv) Innovate/Protect shall have breached any term of the non-solicitation provision of the Merger Agreement; (f) by Innovate/Protect if (i) the Vringo board of directors changes their recommendation for approval of the Merger, (ii) the board of directors of Vringo or any authorized committee has failed to present or recommend the approval of the Merger Agreement and the Merger to the stockholders, (iii) Vringo shall have entered or caused itself or its subsidiaries to enter, into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement or other similar agreement related to any Vringo Acquisition Proposal or (iv) Vringo shall have breached any term of the non-solicitation provision of the Merger Agreement; (g) by either party if the other party, or in the case of Innovate/Protect, Vringo or Merger Sub, is in material breach of its obligations or representations or warranties under the Agreement; (h) by either Vringo or Innovate/Protect if prior to obtaining stockholder approval such party determines to enter into a definitive agreement relating to a superior proposal; or (i) by Innovate/Protect, at any time, upon payment to Vringo of a fee equal to $5,000,000.

Under certain circumstances, if the merger is terminated by either Vringo or Innovate/Protect, then Innovate/Protect shall pay to Vringo, a fee in cash equal to $5,000,000.

Under certain circumstances, if the merger is terminated by either Vringo or Innovate/Protect in connection with or due to Vringo entering into an alternate transaction constituting a superior offer, then Vringo shall pay to Innovate/Protect, a fee equal to 5% of the consideration paid to all security holders of Vringo in connection with the superior proposal in the same form as such consideration is paid to such security holders.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Additional information regarding Innovate/Protect can be found on its website at www.innovateprotect.com.

The Merger Agreement and the above description thereof have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Vringo, Innovate/Protect or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Vringo, Innovate/Protect or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Vringo or Innovate/Protect. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Vringo or Innovate/Protect and their respective subsidiaries that Vringo includes in reports, statements and other filings it makes with the SEC.

Item 2.02. Results of Operations and Financial Condition.

On March 14, 2012, Vringo announced certain of its estimated unaudited financial results for the full year ended December 31, 2011, a copy of which is attached hereto as Exhibit 99.4. Such estimated results are preliminary as Vringo has not completed all of the procedures that it would normally conduct in connection with the year-end compilation of its financial results and Vringo’s independent auditors have not completed their normal audit procedures for the year ended December 31, 2011. There can be no assurance that Vringo's final results for this period will not differ from these estimates. These estimates should not be viewed as a substitute for full year-end financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

The information in Exhibit 99.4 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Mr. Jonathan Medved resigned from his position as Chief Executive Officer and a director of Vringo effective March 8, 2012. In connection with his resignation, Mr. Medved and Vringo (Israel) Ltd. entered into a Separation Letter Agreement (the “Separation Agreement”) effective March 8, 2012. Under the terms of the Separation Agreement, and consistent with Mr. Medved’s employment agreement and amendment thereto, Mr. Medved will be entitled to receive salary and benefits until February 6, 2013, and continue to vest stock options after his termination. In addition, options granted to Mr. Medved at $0.01 will fully vest as of June 21, 2012 and the expiration date for exercising all options vested on or before June 21, 2013 is extended to September 21, 2013. Furthermore, Vringo’s Board of Directors granted Mr. Medved an additional 100,000 options at an exercise price of $1.72 per share.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this Report as Exhibit 99.5 and is incorporated by reference to this Report.

(c)          On March 11, 2012, the Board of Directors promoted Andrew D. Perlman to the position of Vringo’s Chief Executive Officer, effective March 11, 2012, to fill the vacancy created by the resignation of Jonathan Medved. Mr. Perlman will continue to serve as the President and a director of Vringo. Mr. Perlman’s biographical information is set forth below.

Andrew D. Perlman, Age 34, has served as a director of Vringo since September 2009 and as the President since April 2010. From February 2009 to March 2010, Mr. Perlman served as vice president of global digital business development at EMI Music Group, where he was responsible for leading distribution deals with digital partners for EMI’s music and video content. From May 2007 to February 2009, Mr. Perlman served as Vringo’s General Manager of our U.S. operations as well as Senior Vice President Content & Community. In this position, Mr. Perlman managed Vringo’s United States operations and led Vringo’s content and social community partnerships. From June 2005 to May 2007, Mr. Perlman was senior vice president of digital media at Classic Media, Inc., a global media company with a portfolio of kids, family and pop-culture entertainment brands. In his position with Classic Media, Mr. Perlman led the company’s partnerships across video gaming, online and mobile distribution. From June 2001 to May 2005, Mr. Perlman served as general manager for the Rights Group, LLC and its predecessors, a mobile content and mobile fan club company, where he oversaw mobile marketing campaigns for major international brands such as Visa and Pepsi. In this role, Mr. Perlman developed and negotiated relationships with technology vendors such as Comverse, Mobile 365 and Mobliss. He was also responsible for selling and executing mobile products including the Britney Spears mobile fan club and Justin Timberlake and American Idol branded karaoke. In addition he also participated in sponsorship deals between Britney Spears and Samsung and Justin Timberlake and Orange U.K. Mr. Perlman holds a Bachelor of Arts in Business Administration from the School of Business and Public Management at George Washington University.

In connection with his appointment as Chief Executive Officer, Vringo’s Board of Directors approved an increase in Mr. Perlman’s salary to $250,000 per year and the payment of severance for one year in the event he is no longer the Chief Executive Officer in connection with a change of control. In addition, the Board approved the grant of options to purchase 450,000 shares at an exercise price of $1.72 per share. Vringo and Mr. Perlman expect to enter into an amendment to his employment agreement to memorialize the foregoing terms.

Item 7.01. Regulation FD Information.

On March 14, 2012, Vringo and Innovate/Protect made available the following supplemental information regarding Innovate/Protect’s litigation in the United States District Court, Eastern District of Virginia, Norfolk Division against the defendants AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation for patent infringement regarding two of the Patents purchased from Lycos, Inc. (U.S. Patent Nos. 6,314,420 and 6,775,664):

•	Attached hereto as Exhibit 99.6 is a copy of the complaint filed by I/P Engine, Inc. (“I/P Engine”), a wholly-owned subsidiary of Innovate/Protect, against the defendants AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation.

•	Attached hereto as Exhibit 99.7 is a description of I/P Engine’s litigation in the United States District Court, Eastern District of Virginia, against the defendants AOL, Inc., et al.

•	Attached hereto as Exhibit 99.8 is a copy of the Rule 16(b) Scheduling Order, dated February 15, 2012, in the matter of I/P Engine v. AOL, Inc., et. al.

In addition, on March 14, 2012, Vringo and Innovate/Protect made available the following information regarding Innovate/Protect:

•	certain biographical information regarding the directors, management and a significant consultant of Innovate Protect, a copy of which is attached hereto as Exhibit 99.9.

•	Innovate/Protect’s Consolidated Financial Statements as of December 31, 2011 and for the period from June 8, 2011 (inception) to December 31, 2011, together with the report of Independent Registered Public Accounting Firm, Grant Thornton LLP, dated March 2, 2012, a copy of which is attached hereto as Exhibit 99.10.

The information furnished by Vringo and Innovate/Protect pursuant to this Item, including Exhibits 99.6, 99.7, 99.8, 99.9 and 99.10, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act.

Item 8.01. Other Events.

On March 14, 2012, Vringo issued a joint press release with Innovate/Protect announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

Also on March 14, 2012, Vringo and Innovate/Protect will hold a joint conference call with investors, analysts and other interested parties to provide supplemental information regarding the proposed transaction. The slides to be used in connection with the conference call are attached hereto as Exhibit 99.2 and the press release for the conference call is attached hereto as Exhibit 99.3.

Each of the joint press release, slides and conference call press release is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report regarding the proposed transaction between Vringo, Merger Sub and Innovate/Protect; the expected timetable for completing the transaction; the potential value created by the proposed merger for Vringo's and Innovate/Protect's stockholders; the potential of the combined companies' technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of Vringo's or the combined company's securities on the NYSE Amex; market acceptance of Vringo products; our collective ability to protect our intellectual property rights; competition from other providers and products; our ability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; the combined company's management and board of directors; and any other statements about Vringo's or Innovate/Protect's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that Vringo and Innovate/Protect may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed merger for Vringo's and Innovate/Protect's stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; Vringo's or the combined company's inability to maintain the listing of our securities on the NYSE Amex; the potential lack of market acceptance of Vringo's products; our collective inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; and other risks and uncertainties more fully described in Vringo's Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, each as filed with the SEC, as well as the other filings that Vringo makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this report reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this report.

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Vringo, or Innovate/Protect or the solicitation of any vote or approval. In connection with the proposed transaction, Vringo will file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will contain important information about Vringo, Innovate/Protect, the transaction and related matters. Vringo will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Innovate/Protect when it becomes available. Investors and security holders of Vringo and Innovate/Protect are urged to read carefully the proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of Vringo will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Vringo through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Vringo and Innovate/Protect will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) by contacting Vringo, Inc., Attn.: Cliff Weinstein, VP Corporate Development, at 44 W. 28th Street, New York, New York 10001, or by e-mail at cliff@vringo.com. Investors and security holders of Innovate/Protect will also be able to obtain free copies of the proxy statement/prospectus for the merger by contacting Innovate/Protect, Attn.: Chief Operating Officer, 380 Madison Avenue, 22nd Floor, New York, NY 10017, or by e-mail at info@innovateprotect.com.

Vringo and Innovate/Protect, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Vringo and Innovate/Protect. Information regarding Vringo's directors and executive officers is contained in Vringo's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and in its proxy statement prepared in connection with its 2011 Annual Meeting of Stockholders, which was filed with the SEC on May 25, 2011. Information regarding Innovate/Protect's directors and officers and a more complete description of the interests of Vringo's directors and officers in the proposed transaction will be available in the proxy statement/prospectus that will be filed by Vringo with the SEC in connection with the proposed transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Vringo, Inc., VIP Merger Sub, Inc. and Innovate/Protect, Inc., dated as of March 12, 2012

99.1	Joint Press Release, dated March 14, 2012

99.2	Investor Presentation Slides, dated March 14, 2012

99.3	Press Release for Conference Call with Investors and Analysts, dated March 14, 2012

99.4	Vringo unaudited financial results for the year ended December 31, 2011

99.5	Separation Agreement between Jonathan Medved and Vringo (Israel) Ltd., dated as of March 8, 2012

99.6	I/P Engine Complaint

99.7	Description of I/P Engine Litigation

99.8	Rule 16(b) Scheduling Order, dated February 15, 2012, relating to the I/P Engine Litigation

99.9	Innovate/Protect Directors/Management/Significant Consultant Biographies

99.10	Innovate/Protect’s Consolidated Financial Statements as of December 31, 2011 and for the period from June 8, 2011 (inception) to December 31, 2011, together with the report of Independent Registered Public Accounting Firm, Grant Thornton LLP, dated March 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: March 14, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Vringo, Inc., VIP Merger Sub, Inc. and Innovate/Protect, Inc., dated as of March 12, 2012

99.1	Joint Press Release, dated March 14, 2012

99.2	Investor Presentation Slides, dated March 14, 2012

99.3	Press Release for Conference Call with Investors and Analysts, dated March 14, 2012

99.4	Vringo unaudited financial results for the year ended December 31, 2011

99.5	Separation Agreement between Jonathan Medved and Vringo (Israel) Ltd., dated as of March 8, 2012

99.6	I/P Engine Complaint

99.7	Description of I/P Engine Litigation

99.8	Rule 16(b) Scheduling Order, dated February 15, 2012, relating to the I/P Engine Litigation

99.9	Innovate/Protect Directors/Management/Significant Consultant Biographies

99.10	Innovate/Protect’s Consolidated Financial Statements as of December 31, 2011 and for the period from June 8, 2011 (inception) to December 31, 2011, together with the report of Independent Registered Public Accounting Firm, Grant Thornton LLP, dated March 2, 2012